EXHIBIT 99.(D)(3)

[FORM OF NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM]

Morgan Stanley China A Share Fund, Inc.

Rights Offering

Nominee Holder Over-Subscription Exercise Form

PLEASE COMPLETE ALL APPLICABLE INFORMATION

BY MAIL:	BY OVERNIGHT COURIER:	BY HAND:
[ ] Attn: [ ] [ ]	[ ] Attn: [ ] [ ]	[ ] Attn: [ ] [ ]

THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION RIGHT WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY.  ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND’S PROSPECTUS DATED [   ], 2009 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE FUND.

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 PM, NEW YORK TIME, ON [   ], 2009, UNLESS EXTENDED BY THE FUND (THE “EXPIRATION DATE”).

1.                                       The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the “Depository”) and that it has either (i) exercised the Primary Subscription Right in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Right and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.

2.                                       With respect to Record Date Stockholders, the undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.•

•                                          PLEASE COMPLETE THE BENEFICIAL OWNER CERTIFICATION ON THE BACK HEREOF CONTAINING THE RECORD DATE SHARE POSITION, THE NUMBER OF PRIMARY SHARES SUBSCRIBED FOR AND THE NUMBER OF SHARES REQUESTED PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE BY EACH SUCH OWNER.

3.                                       The undersigned understands that payment of the Estimated Subscription Price of $[  ] per share of each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York time, on the Expiration Date and represents that such payment, in the aggregate amount of $[  ], either (check the appropriate box):

☐ has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

or

☐ is being delivered to the Subscription Agent herewith,

or

☐ has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check the appropriate box and complete the information relating thereto)

☐ uncertified check

☐ certified check

☐ bank draft

Depository Primary Subscription Confirmation Number(s)	Name of Nominee Holder

Depository Participant Number:	Address:

City, State, Zip Code

By:
Name:
Title:

Contact Name:

Phone Number:

Dated , 2009

Morgan Stanley China A Share Fund, Inc.
Beneficial Owner Certificate

The undersigned, a bank, broker or other nominee holder of Rights (“Rights”) to purchase shares of Common Stock, $0.01 par value (“Common Stock”), of Morgan Stanley China A Share Fund, Inc. (the “Fund”) pursuant to the Rights offering (the “Offer”) described and provided for in the Fund’s Prospectus dated [   ], 2009 (the “Prospectus”) hereby certifies to the Fund and to [                             ], as Subscription Agent for such Offer, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line in the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amounts set forth in the third and fourth column of such line:

Record Date Shares	Number of Rights Exercised in the Primary Subscription	Number of Shares Requested Pursuant to the Over- Subscription Privilege

1)
2)
3)
4)
5)
6)
7)
8)
9)
10)

Name of Nominee Holder	Depository Participant Number

By:	Depository Primary Subscription Confirmation Number(s)
Name:
Title:

Dated: , 2009